PRIVATE AND CONFIDENTIAL

April 10, 2017

Craig S. Cocchi

RE:    Amendment to Offer of Employment Dated March 7, 2017

Dear Craig:

I am pleased to confirm on behalf of Oclaro, Inc. (“Oclaro”) that subsequent to your acceptance of our offer to serve as Executive Vice President, Global Operations, our Board of Directors has approved your appointment to serve as Oclaro’s Chief Operating Officer, reporting to me.

Except as set forth in this letter, all other terms and conditions of your offer letter dated March 7, 2017 will continue to remain in effect.

Kindly acknowledge your acceptance of this appointment and agreement to the terms of this letter by signing the attached copy of this letter and returning it to me.

Yours Sincerely,

Greg Dougherty
CEO

ACKNOWLEDGED AND AGREED

Signed: /s/ Craig S. Cocchi
Date: April 10, 2017
Craig S. Cocchi

Oclaro, Inc. | 225 Charcot Avenue, San Jose, CA 95131 | Tel: +1.408.383.1400                  www.oclaro.com